Exhibit 99.2

HARBINGER GROUP INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Amounts in millions, except share and per share amounts)

Harbinger Group Inc. (“HGI” or the “Company”) plans to issue $200.0 aggregate principal amount of Senior Unsecured Notes due 2022 (“Unsecured Notes”). HGI intends to use the proceeds from the offering for working capital and general corporate purposes, including the financing of future acquisitions. Unless as indicated otherwise, words defined in this section have the meaning ascribed to them solely for purposes of this section.

In December 2013, Fidelity & Guaranty Life (“FGL”), a wholly-owned subsidiary of the Company, completed an initial public offering of 9,750,000 shares of common stock, and the underwriters exercised their option to purchase from the Company an additional 1,462,500 shares of common stock, at a price of $17.00 per share (the “FGL IPO”). Net proceeds from the transaction were $172.0 and will be used for working capital to support the growth of business and other general corporate purposes.

On September 4, 2013, HGI announced that its majority-owned subsidiary, Spectrum Brands Holdings Inc. (collectively with its consolidated subsidiaries, “Spectrum Brands”), issued new term loans in two tranches in the aggregate principal amount of $1,150.0 (in aggregate, the “Spectrum Brands New Term Loans”). The first tranche (“Tranche A”) was issued in the aggregate principal amount of $850.0, and the second tranche (“Tranche C”) was issued in the aggregate principal amount of $300.0. Tranche A bears interest at a rate of 3.0% and will mature on September 4, 2017. Tranche C bears interest at a rate of 3.625% and will mature on September 4, 2019. The Spectrum Brands New Term Loans were priced at 99.5% of par. Spectrum Brands’ existing term loans outstanding are referred to as the “Tranche B Loans,” and are reflected in our historical consolidated financial statements. Spectrum Brands used the net proceeds from this offering (i) to fund the consummation of the previously announced cash tender offer and consent solicitation to purchase all of its outstanding 9.5% senior secured notes due 2018 (“9.5% Notes”) and (ii) to fund the satisfaction and discharge with respect to the 9.5% Notes not tendered in the above mentioned tender offer and consent solicitation. Spectrum Brands retained the remainder for working capital and general corporate purposes.

HGI issued $225.0 aggregate principal amount of incremental 7.875% Senior Secured Notes due 2019 (“New Notes”) at a premium of 101.5% in July 2013. The New Notes were incremental to the $700.0 aggregate principal amount 7.875% Senior Secured Notes due 2019 issued in December 2012 at an aggregate price equal to 99.36% of the principal amount thereof, with a net original issue discount of $4.5 (the “7.875% Notes”) and used part of the proceeds of the offering to accept for purchase $500.0 aggregate principal amount of its 10.625% Senior Secured Notes due 2015 (the “10.625% Notes”) pursuant to a tender offer and redemption of the 10.625% Notes.

On February 14, 2013, HGI Energy Holdings, LLC (“HGI Energy”), a Delaware limited liability company and a wholly-owned subsidiary of HGI, completed a joint venture with EXCO Resources, Inc. (“EXCO”) to create a private oil and natural gas limited partnership (the “Partnership”) which purchased and will operate EXCO’s producing U.S. conventional oil and natural gas assets located in West Texas, including and above the Canyon Sand formation, as well as in the Danville, Waskom, Holly and Vernon fields in East Texas and North Louisiana, including and above the Cotton Valley (the “Contributed Properties”). In addition, on March 5, 2013, the Partnership acquired conventional oil and natural gas assets from an affiliate of BG Group plc (“BG Acquisition”). As a result of the BG Acquisition, the Partnership acquired certain conventional oil and natural gas assets in the Danville, Waskom and Holly fields in East Texas and North Louisiana, including and above the Cotton Valley formation, from an affiliate of BG Group plc. These properties represent an incremental working interest in certain properties already purchased by the Partnership from EXCO. For the purposes of these unaudited pro forma condensed combined financial statements, the Joint Venture with EXCO to create and acquire the properties held by the Partnership will be referred to as the “Joint Venture.”

The Company, through its majority-owned subsidiary Spectrum Brands, has also acquired the residential hardware and home improvement business (“the HHI Group”) from Stanley Black & Decker, Inc. (“Stanley Black & Decker”), which includes (i) the equity interests of certain subsidiaries of Stanley Black & Decker engaged in the business and (ii) certain assets of Stanley Black & Decker used or held for use in connection with the business (the “HHI Group Acquisition”). The HHI Group has a broad portfolio of recognized brand names, including Kwikset, Weiser, Baldwin, National Hardware, Stanley, FANAL and Pfister, as well as patented technologies such as Smartkey, a rekeyable lockset technology, and Smart Code Home Connect. A portion of the HHI Group Acquisition closed on December 17, 2012 (the “First Closing”) and a second portion closed on April 8, 2013, consisting of the purchase of certain assets of Tong Lung Metal Industry Co. Ltd., a Taiwan Corporation (“TLM Taiwan”), which is involved in the production of residential locksets (the “Second Closing”).

In connection with the HHI Group Acquisition, Spectrum Brands assumed $520.0 aggregate principal amount of 6.375% Senior Notes due 2020 (the “6.375% Notes”) and $570.0 aggregate principal amount of 6.625% Senior Notes due 2022 (the “6.625% Notes”). Spectrum Brands financed the remaining portion of the HHI Group Acquisition with a new $800.0 term loan facility, of which $100.0 is stated in Canadian dollar equivalents (the “Term Loan”). A portion of the Term Loan proceeds was also used to refinance the former term loan facility, maturing June 17, 2016, which had an aggregate amount outstanding of $370.2 prior to refinancing.

In March 2013, Fidelity & Guaranty Life Holdings, Inc. (“F&G”), a wholly-owned subsidiary of FGL, issued $300.0 of 6.375% Senior Notes due 2021 (the “Insurance Notes”).

The unaudited pro forma condensed combined financial statements shown below reflect historical financial information and have been prepared on the basis that the HHI Group Acquisition by Spectrum Brands and the oil and natural gas assets acquired by the Joint Venture were accounted for as business combinations using the acquisition method of accounting. Accordingly, the consideration transferred and the assets acquired and liabilities assumed have been measured at their respective fair values with any excess of the consideration transferred over the fair value of the net assets acquired reflected as goodwill. The unaudited pro forma condensed combined financial statements presented assume that the HHI Group is a wholly-owned subsidiary of Spectrum Brands. In addition, the Joint Venture is accounted for by HGI using the equity method of accounting, pursuant to a gross proportionate presentation, as HGI has significant influence but does not control the joint venture for consolidation purposes under accounting principles generally accepted in the United States of America or “U.S. GAAP”. Accordingly, HGI has reflected 74.5% of the Joint Venture’s assets, liabilities, revenues and expenses in its financial statements, which is equal to its economic interest in the Joint Venture.

As of September 30, 2013, the following matters had been completed: (i) First Closing and Second Closing of the HHI Group Acquisition and related financing, (ii) the refinancing of the 10.625% Notes with the 7.875% Notes, (iii) the Joint Venture, (iv) the issuance of the Insurance Notes, (v) the issuance of the New Notes and (vi) the issuance of the Spectrum Brands New Term Loans and related extinguishment of the 9.5% Notes are reflected in HGI’s historical audited consolidated balance sheet. Therefore, the unaudited pro forma condensed combined balance sheet only adjusts to reflect the FGL IPO and the issuance of the Unsecured Notes. See below for further description of the pro forma effect of each of the above-described transactions on the unaudited pro forma condensed combined statement of operations for the year ended September 30, 2013.

The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2013 is presented to reflect (i) the full-period effect of the HHI Group Acquisition and related financing, (ii) the full-period effect of the Joint Venture, (iii) the full-period effect of the refinancing of the 10.625% Notes with the 7.875% Notes, (iv) the full-period effect of the issuance of the Insurance Notes, (v) the full-period effect of the issuance of the New Notes, (vi) the full-period effect of the issuance of the Spectrum Brands New Term Loans and related extinguishment of the 9.5% Notes, (vii) the full-period effect of the FGL IPO, and (viii) the full-period effect of the issuance of the Unsecured Notes.

The unaudited pro forma condensed combined financial statements and the notes thereto were based on and should be read in conjunction with:

•	HGI’s historical audited consolidated financial statements and notes thereto for the year ended September 30, 2013;

•	Spectrum Brands’ historical audited consolidated financial statements and notes thereto for the year ended September 30, 2013; and,

•	FGL’s historical audited consolidated financial statements and notes thereto for the year ended September 30, 2013.

The fair values of the Joint Venture and the HHI Group are based upon our current valuation and the estimates and assumptions used in such valuation are subject to change, which could be significant, within the measurement period (up to one year from the acquisition date). A final determination of the fair values of the assets acquired and liabilities assumed will include management’s consideration of a final valuation. HGI currently expects that the process of determining fair value of the tangible and intangible assets acquired and liabilities assumed will be completed within one year of the acquisition date. Material revisions to HGI’s estimates could be necessary as more information becomes available through the completion of this final determination. The final amounts may be materially different from the information presented in these unaudited pro forma condensed combined financial statements due to a number of factors, including changes in market conditions and financial results which may impact cash flow projections used in the valuation and the identification of additional conditions that existed as of the date of the acquisition.

HGI’s historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to events that are (i) directly attributable to the HHI Group Acquisition and related financing, the Joint Venture, the refinancing of the 10.625% Notes with the 7.875% Notes, the issuance of the Insurance Notes, the issuance of the New Notes, the issuance of the Spectrum Brands New Term Loans and related extinguishment of the 9.5% Notes, the FGL IPO and the issuance of the Unsecured Notes, (ii) factually supportable and (iii) expected to have a continuing impact on HGI’s results. The unaudited pro forma condensed combined financial statements do not reflect any revenue enhancements, cost savings from operating efficiencies, synergies or other restructuring, or the costs that would be incurred to achieve such revenue enhancements and cost savings, which could result from the above transactions.

The pro forma adjustments are based upon available information and assumptions that management believes reasonably reflect the HHI Group Acquisition and the related financing; the Joint Venture; the refinancing of the 10.625% Notes with the 7.875% Notes; the issuance of the Insurance Notes; the issuance of the New Notes; the issuance of the Spectrum Brands New Term Loans and related extinguishment of the 9.5% Notes; the FGL IPO and the issuance of the Unsecured Notes. The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what our actual consolidated results of operations or our consolidated financial position would have been had the transactions described above been consummated, and other identified events occurred on the date assumed, nor are they necessarily indicative of our future consolidated results of operations or financial position.

HARBINGER GROUP INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2013

(Amounts in millions)

	Historical Harbinger Group Inc.	Pro Forma Adjustments				Pro Forma Combined
		FGL IPO	Notes	Unsecured Notes	Notes
ASSETS
Investments:
Fixed maturities	$15,300.0	$—		$—		$15,300.0
Equity securities	352.5	—		—		352.5
Derivatives	221.8	—		—		221.8
Asset-backed loans	560.4	—		—		560.4
Other invested assets	31.2	—		—		31.2

Total investments	16,465.9	—		—		16,465.9
Cash and cash equivalents	1,899.7	172.0	9(a)	195.7	10(a)	2,267.4
Receivables, net	611.3	—		—		611.3
Inventories, net	632.9	—		—		632.9
Accrued investment income	161.2	—		—		161.2
Reinsurance recoverable	2,363.7	—		—		2,363.7
Deferred tax assets	293.4	—		—		293.4
Properties, including oil and gas natural properties, net	993.3	—		—		993.3
Goodwill	1,476.7	—		—		1,476.7
Intangibles, including DAC and VOBA, net	2,729.1	—		—		2,729.1
Other assets	281.6	—		4.3	10(b)	285.9

Total assets	$27,908.8	$172.0		$200.0		$28,280.8

LIABILITIES AND EQUITY
Insurance reserves:
Contractholder funds	$15,248.2	$—		$—		$15,248.2
Future policy benefits	3,556.8	—		—		3,556.8
Liability for policy and contract claims	51.5	—		—		51.5
Fund withheld from reinsurers	39.4	—		—		39.4

Total insurance reserves	18,895.9	—		—		18,895.9
Debt	4,896.1	—		200.0	10(c)	5,096.1
Accounts payable and other current liabilities	1,012.7	—		—		1,012.7
Equity conversion feature of preferred stock	330.8	—		—		330.8
Employee benefit obligations	99.6	—		—		99.6
Deferred tax liabilities	492.8	—		—		492.8
Other liabilities	718.0	—		—		718.0

Total liabilities	26,445.9	—		200.0		26,645.9

Commitments and contingencies

Temporary equity:
Redeemable preferred stock	329.4	—		—		329.4

Harbinger Group Inc. stockholders’ equity:
Common stock	1.4	—		—		1.4
Additional paid-in capital	828.0	(77.7)	9(b)	—		750.3
Accumulated deficit	(192.4)	—		—		(192.4)
Accumulated other comprehensive income	87.7	—		—		87.7

Total Harbinger Group Inc. stockholders’ equity	724.7	(77.7)		—		647.0
Noncontrolling interest	408.8	249.7	9(c)	—		658.5

Total permanent equity	1,133.5	172.0		—		1,305.5

Total liabilities and equity	$27,908.8	$172.0		$200.0		$28,280.8

See accompanying notes to unaudited pro forma condensed combined financial statements.

HARBINGER GROUP INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 30, 2013

(Amounts in millions, except per share amounts)

	Historical	Pro Forma Adjustments
	Year Ended September 30, 2013 Harbinger Group Inc.	Joint Venture (74.5%)	Notes	HHI	Notes	Insurance Notes, 7.875% Notes, New Notes and Spectrum Brands New Term Loans	Notes	FGL IPO	Notes	Unsecured Notes	Notes	Pro Forma Combined
Revenues:
Net consumer product sales	$4,085.6	$—		$226.2	3(h)	$—		$—		$—		$4,311.8
Oil and natural gas	90.2	53.7	4(g)	—		—		—		—		143.9
Insurance premiums	58.8	—		—		—		—		—		58.8
Net investment income	734.7	—		—		—		—		—		734.7
Net investment gains	511.6	—		—		—		—		—		511.6
Insurance and investment product fees and other	62.5	—		—		—		—		—		62.5

Total revenues	5,543.4	53.7		226.2		—		—		—		5,823.3

Operating costs and expenses:
Consumer products cost of goods sold	2,695.3	—		123.0	3(a,h)	—		—		—		2,818.3
Oil and natural gas direct operating costs	44.0	27.0	4(g)	—		—		—		—		71.0
Benefits and other changes in policy reserves	531.8	—		—		—		—		—		531.8
Selling, acquisition, operating and general expenses	1,220.5	14.4	4(a,b,c,d)	15.3	3(b,c,d,h)	—		3.7	9(e)	—		1,253.9
Impairment of oil and natural gas properties	54.3	—		—		—		—		—		54.3
Amortization of intangibles	260.1	—		—		—		—		—		260.1

Total operating costs and expenses	4,806.0	41.4		138.3		—		3.7		—		4,989.4

Operating income	737.4	12.3		87.9		—		(3.7)		—		833.9
Interest expense	(511.9)	(3.2)	4(e)	(1.2)	3(e)	197.2	6(a),7(b),8(b)	—		(16.4)	10(d)	(335.5)
Loss from the change in the fair value of the equity conversion feature of preferred stock	(101.6)	—		—		—		—		—		(101.6)
Other (expense) income, net	(5.6)	—		0.4	3(h)	—		—		—		(5.2)

Income from continuing operations before income taxes	118.3	9.1		87.1		197.2		(3.7)		(16.4)		391.6
Income tax expense	187.3	—	4(f)	8.7	3(f,h)	—	6(b),7(c),8(c)	—	9(f)	—	10(e)	196.0

Net (loss) income	(69.0)	9.1		78.4		197.2		(3.7)		(16.4)		195.6
Less: Net (loss) income attributable to noncontrolling interest	(23.2)	—		32.0	3(g)	—		66.4	9(d)	—		75.2

Net (loss) income attributable to controlling interest	(45.8)	9.1		46.4		197.2		(70.1)		(16.4)		120.4
Less: Preferred stock dividends and accretion	48.4	—		—		—		—		—		48.4

Net (loss) income attributable to common and participating preferred stockholders	$(94.2)	$9.1		$46.4		$197.2		$(70.1)		$(16.4)		$72.0

Net (loss) income per common share attributable to controlling interest:
Basic	$(0.67)											$0.36
Diluted	$(0.67)											$0.35
Weighted-average common shares
Basic	139.9											139.9	(11)
Diluted	139.9											143.0	(11)

See accompanying notes to unaudited pro forma condensed combined financial statements.

HARBINGER GROUP INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

(Amounts in millions, except per share amounts)

(1) BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined financial statements have been prepared using the historical consolidated financial statements of HGI. The HHI Group Acquisition was accounted for using the acquisition method of accounting. The Joint Venture has been accounted for using the equity method of accounting, pursuant to a gross proportionate presentation, as HGI has significant influence but does not control the Joint Venture for consolidation purposes under U.S. GAAP. Accordingly, HGI has reflected 74.5% of the Joint Venture’s assets, liabilities, revenues and expenses in its financial statements which is equal to its economic interest in the Joint Venture.

Since separate historical financial statements in accordance with U.S. GAAP have never been prepared for the Joint Venture, certain indirect expenses, as further described in Note 5, Excluded Costs—Joint Venture, were not allocated to the Joint Venture and have been excluded from the accompanying unaudited pro forma condensed combined financial statements.

(2) SIGNIFICANT ACCOUNTING POLICIES

The accounting policies for the Joint Venture and the HHI Group have been included in our historical consolidated financial statements for a portion of the year ended September 30, 2013. The oil and natural gas accounting policies were adopted on February 14, 2013 upon completion of the Joint Venture with EXCO, with the Joint Venture’s results of operations recorded in our consolidated statement of operations from that date forward. Additionally, the HHI Group’s accounting policies and results of operations were included in our historical consolidated financial statements after the closing dates of December 17, 2012 and April 8, 2013, respectively, discussed in further detail below.

(3) HHI GROUP ACQUISITION—HISTORICAL AND PRO FORMA ADJUSTMENTS

Spectrum Brands acquired the HHI Group from Stanley Black & Decker, which includes (i) the equity interests of certain subsidiaries of Stanley Black & Decker engaged in the business and (ii) certain assets of Stanley Black & Decker used or held for use in connection with the business. A portion of the HHI Group Acquisition closed on December 17, 2012 (the First Closing) and a second portion closed on April 8, 2013, consisting of the purchase of certain assets of TLM Taiwan, which is involved in the production of residential locksets (the Second Closing), for a negotiated purchase price of $100.0.

(a)	HGI estimated that cost of sales would increase during the first inventory turn subsequent to the acquisition date due to the sale of inventory that was adjusted to fair value in purchase accounting. For the year ended September 30, 2013, an increase of $31.0 to cost of sales that resulted from the sale of inventory adjusted to fair value in purchase accounting was eliminated from the historical results in the unaudited pro forma condensed combined statement of operations, as this amount is considered non-recurring.

(b)	Adjustment reflects increased depreciation expense of $0.4 for the period from October 1, 2012 to April 8, 2013 associated with the adjustment to record the HHI Group’s property, plant and equipment at fair value.

(c)	Adjustment reflects increased amortization expense of $3.1 for the period from October 1, 2012 to April 8, 2013 associated with the adjustment to record the HHI Group’s intangible assets at fair value.

(d)	HGI has incurred $36.9 for the year ended September 30, 2013 of transaction costs, primarily professional fees, in its historical financial results for the periods presented. These costs have been excluded from the unaudited pro forma condensed combined statements of operations, as these amounts are considered non-recurring.

(e)	The related financing from the HHI Group Acquisition resulted in substantial changes to HGI’s debt structure. The interest expense adjustments resulted in a net increase of approximately $1.2 for the year ended September 30, 2013. The pro forma adjustment to interest expense represents the expense for the period from October 1, 2012 to December 16, 2012, with the remaining related interest expense for the year ended September 30, 2013 reflected in our historical consolidated results of operations. The pro forma adjustment consists of the following:

	Assumed Interest Rate	Year Ended September 30, 2013
Term Loan Facility—USD ($700.0)	4.750%	$6.9
Term Loan Facility—CAD ($100.0)	5.000%	1.0
Senior Secured Notes, due 2020 ($520.0)	6.375%	6.9
Senior Secured Notes, due 2022 ($570.0)	6.625%	7.9
Amortization of debt issuance costs		1.1
Amortization of original issue discount		0.2

Total pro forma interest expense		24.0
Less: elimination of interest expense related to prior term loan facility		4.1
Less: elimination of interest expense related to the financing(1)		18.7

Pro forma adjustment to interest expense		$1.2

(1)	The costs associated with the financing of the HHI Group Acquisition (which included the write-off of historical deferred financing costs, bridge financing fees and other financing costs) have been eliminated from the unaudited pro forma condensed combined statement of operations for the year ended September 30, 2013, as these amounts are considered non-recurring.

LIBOR rates are currently below the interest rate floor for our variable rate debt arrangements, and hence, a 1/8% change in interest rates would not impact interest expense in the unaudited pro forma condensed combined statement of operations.

(f)	As a result of Spectrum Brands’ and the HHI Group’s existing income tax loss carry forwards in the U.S., for which full valuation allowances have been provided, no income tax has been provided related to the acquisition-related adjustments that impacted pretax income for the year ended September 30, 2013.

(g)	Adjustment reflects non-controlling interest in Spectrum Brands’ pro forma income from continuing operations resulting from the assumed HHI Group Acquisition and related debt transactions using a non-controlling interest factor of 40.8%.

(h)	The pro forma adjustments below relate to the results of the HHI Group’s operations from October 1, 2012 to December 16, 2012 related to the First Closing and the results of the operations of the Second Closing from October 1, 2012 to April 8, 2013, both of which are not included within the historical results. The results of operations for the period from April 9, 2013 to September 30, 2013 are included in HGI’s historical results.

	First Closing	Second Closing	Total
	Period from October 1, 2012 to December 16, 2012	Period from October 1, 2012 to April 8, 2013	Adjustments Related to the First Closing and Second Closing
Net sales	$191.8	$34.4	$226.2
Cost of goods sold	123.3	30.7	154.0
Selling, general and administrative expenses	44.1	4.6	48.7
Other income	—	0.4	0.4
Tax expense(1)	8.9	(0.2)	8.7

(1)	The tax adjustment for the period from October 1, 2012 to December 16, 2012 was computed using a combined federal and state effective tax rate of 36.5% based on the domestic effective tax rate reflected in HHI Group’s audited financial statements for the period ended September 29, 2012.

(4) PRO FORMA ADJUSTMENTS—JOINT VENTURE

(a)	HGI has incurred $9.2 of transaction costs for the year ended September 30, 2013. These costs have been excluded from the unaudited pro forma condensed combined statement of operations as these costs are considered non-recurring.

(b)	Pro forma adjustment to provide depreciation, depletion and amortization of $19.8 for the period from October 1, 2012 to February 13, 2013, based on pro forma fair values attributable to the amortizable full cost pool and historical oil and natural gas production for such period.

(c)	Pro forma adjustment to reflect accretion of the discount of $0.6 attributable to asset retirement obligations for the period from October 1, 2012 to February 13, 2013, with respect to the asset retirement obligations attributable to the Joint Venture.

(d)	Pro forma adjustment of $3.2 to reflect general and administrative costs for the period from October 1, 2012 to February 13, 2013, for estimated contractual reimbursements to EXCO pursuant to an Administrative Services Agreement, or ASA, and other direct general and administrative expenses to the Joint Venture stipulated in the ASA.

(e)	Pro forma adjustment to reflect interest expense of $3.2 for the period from October 1, 2012 to February 13, 2013 as if the revolving credit facility and the initial borrowing under the facility had taken place on October 1, 2012 and was outstanding for the entire period, based on an interest rate of 2.7%. This amount includes amortization of deferred financing costs incurred in connection with the revolving credit facility of $0.4. An increase or decrease of 1/8% in the assumed interest rate of the credit facility for the period from October 1, 2012 to February 13, 2013 would impact pro forma interest expense by $0.3 for the year ended September 30, 2013.

(f)	The Joint Venture is not directly subject to federal income taxes. Instead, its taxable income or loss is allocated to its individual partners, and will not have an impact on HGI’s current and deferred tax position due to HGI’s existing income tax loss carry forwards in the U.S., for which full valuation allowances have been provided.

(g)	Pro forma adjustment to reflect the historical revenues and direct operating expenses for the Joint Venture for the period from October 1, 2012 to February 13, 2013.

(5) EXCLUDED COSTS—JOINT VENTURE

Prior to the formation of the Joint Venture, the Joint Venture’s properties were part of a much larger organization where indirect general and administrative expenses, interest, income taxes, and other indirect expenses were not allocated to the Joint Venture’s properties and have therefore been excluded from the unaudited pro forma condensed combined financial statements.

(6) PRO FORMA ADJUSTMENTS— 7.875% NOTES AND NEW NOTES

(a)

In December 2012, HGI issued the 7.875% Notes and used part of the proceeds of the offering to accept for purchase $500.0 aggregate principal amount of its 10.625% Notes pursuant to a tender offer and subsequent redemption for the 10.625% Notes. Under the terms of the 10.625% Notes, HGI redeemed these Notes at 100% of the principal amount plus a breakage fee, plus accrued and unpaid interest. In connection with the 7.875% Notes in December 2012, HGI recorded $58.9 of charges to “Interest Expense” in the audited consolidated statements of operations for the year ended

September 30, 2013, consisting of $45.7 of cash charges for fees and expenses related to the issuance of the 7.875% Notes, $0.2 of cash charges related to the remaining $2.0 aggregate principal amount of the Company’s 10.625% Notes, and $13.0 of non-cash charges for the write down of debt issuance costs and net unamortized discount. These costs have been excluded from the unaudited pro forma condensed combined financial statements as these amounts are considered non-recurring.

In addition to the above, in July 2013, HGI issued an incremental $225.0 aggregate principal amount 7.875% of Senior Secured Notes due 2019. The New Notes were issued at a premium of 101.5%. In connection with the New Notes offering, the Company recorded $5.1 of deferred financing fees during the year ended September 30, 2013.

The expected increase in the interest expense related to the issuance of the 7.875% Notes and the New Notes for the year ended September 30, 2013 was calculated as follows:

Year Ended September 30, 2013
Estimated expense on 7.875% Notes	$55.1
Amortization of original issue discount on 7.875% Notes	0.5
Amortization of debt issuance costs on 7.875% Notes	2.4
Estimated expense on New Notes	17.7
Amortization of original issue premium on New Notes	(0.5)
Amortization of debt issuance costs on New Notes	0.7

Total pro forma annual interest expense	75.9
Less: Elimination of historical interest expense	61.2

Pro forma adjustment to interest expense	$14.7

(b)	The increase in pro forma interest expense for the 7.875% Notes and New Notes will not have an impact on HGI’s current and deferred tax position due to HGI’s existing income tax loss carry forwards in the U.S., for which full valuation allowances have been provided.

(7) INSURANCE NOTES

On March 22, 2013, HGI announced that a wholly-owned subsidiary of FGL, F&G, priced an offering of $300.0 aggregate principal amount of 6.375% Senior Notes due 2021. The notes were priced at par with a coupon of 6.375%, and will mature on April 1, 2021. F&G used the net proceeds from this offering to (i) pay a dividend of $73.0, (ii) purchase a $195.0 surplus note from Fidelity & Guaranty Life Insurance Company (“FGLIC”) and (iii) retained the remainder for general corporate purposes.

(a)	The deferred financing fees associated with the Insurance Notes were $10.2. The pro forma adjustment related to the annual amortization of the deferred financing fees for the year ended September 30, 2013 was $3.0.

(b)	The expected increase in the interest expense related to the issuance of the Insurance Notes for the year ended September 30, 2013 was calculated as follows:

Year Ended September 30, 2013
Estimated expense on Insurance Notes	$19.1
Amortization of debt issuance costs on Insurance Notes	3.0

Total pro forma annual interest expense	22.1
Less: Elimination of historical interest expense	11.5

Pro forma adjustment to interest expense	$10.6

(c)	The increase in pro forma interest expense for the Insurance Notes will not have an impact on HGI’s current and deferred tax position due to HGI’s existing income tax loss carry forwards in the U.S., for which full valuation allowances have been provided.

(8) SPECTRUM BRANDS NEW TERM LOANS

On September 4, 2013, HGI announced that Spectrum Brands issued new term loans in two tranches in the aggregate principal amount of $1.15 billion. Tranche A was issued in the aggregate principal amount of $850.0, and Tranche C was issued in the aggregate principal amount of $300.0. Tranche A bears interest at a rate of 3.0% and will mature on September 4, 2017. Tranche C bears interest at a rate of 3.625% and will mature on September 4, 2019. The Spectrum Brands New Term Loans were priced at 99.5% of par. The Tranche B Loans are reflected in our historical audited consolidated financial statements. Spectrum Brands used the net proceeds from this offering (i) to fund the consummation of the previously announced cash tender offer and consent solicitation to purchase all of its outstanding 9.5% Notes due 2018, (ii) to fund the satisfaction and discharge with respect to the 9.5% Notes not tendered in the above mentioned tender offer and consent solicitation and (iii) retained the remainder for working capital and general corporate purposes.

(a)	The deferred financing fees associated with the Spectrum Brands New Term Loans were $16.4. The pro forma adjustment related to the amortization of the deferred financing fees for the year ended September 30, 2013 was $3.4.

(b)	The interest expense adjustments for the period from October 1, 2012 to September 3, 2013 resulted in a net decrease of $163.6 for the fiscal year ended September 30, 2013. The adjustment consists of the following:

	Interest Rate	Year Ended September 30, 2013
Spectrum Brands New Term Loans—Tranche A ($850.0)	3.0%	$23.4
Spectrum Brands New Term Loans—Tranche C ($300.0)	3.625%	10.0
Amortization of debt issuance costs		3.4
Amortization of original issue discount		1.2

Total pro forma interest expense		38.0
Less: elimination of interest expense related to 9.5% Notes		79.4
Less: elimination of one-time interest expense items related to the financing		122.2

Pro forma adjustment to interest expense		$(163.6)

LIBOR rates are currently below the interest rate floor for Spectrum Brands’ variable rate debt arrangements, and hence, a 1/8% change in interest rates would not impact interest expense in the unaudited pro forma condensed combined statement of operations.

(c)	As a result of HGI and Spectrum Brands’ existing income tax loss carryforwards in the U.S., for which valuation allowances have been established, no income tax adjustments have been provided related to the Spectrum Brands New Term Loans.

(9) FGL IPO

In December 2013, FGL, a wholly-owned subsidiary of the Company, completed an initial public offering of 9,750,000 shares of common stock, and the underwriters exercised their option to purchase from the Company an additional 1,462,500 shares of common stock, at a price of $17.00 per share. FGL used a portion of the proceeds to pay HGI a special dividend equal to $43.0 or 25% of the net proceeds from the FGL IPO (this dividend is eliminated in consolidation). The remainder of the proceeds will be used for working capital and other corporate purposes. Outstanding shares and ownership of FGL after considering the FGL IPO is summarized in the following table:

	Shares Issued
	Number	Percent
	(Shares in millions)
Shares owned by HGI	47.0	80.7%
New investors	11.2	19.3%

Total	58.2	100.0%

(a)	The $172.0 net adjustment to cash related to the gross proceeds received from the FGL IPO reflects the deduction of the offering commissions and expenses and is calculated as follows:

Total
Gross proceeds from the FGL IPO	$190.6
Offering commissions and expenses	(18.6)

Total pro forma adjustment to cash	$172.0

(b)	The adjustment to additional paid in capital is the result of the dilutive effect of the FGL IPO on HGI’s investment in FGL. A pro forma rollforward of HGI’s investment in FGL is as follows:

Total
HGI investment in FGL at September 30, 2013	$1,164.9
Dividend received from FGL	(43.0)
Investment dilution resulting from the FGL IPO	(77.7)

HGI Pro Forma Investment in FGL	$1,044.2

(c)	The adjustment to noncontrolling interest reflects the new investors’ portion of shareholders’ equity on a pro forma basis of FGL at September 30, 2013 and is calculated as follows:

Total
September 30, 2013 FGL shareholder’s equity	$1,164.9
Net proceeds received from the FGL IPO	172.0
HGI dividend	(43.0)

September 30, 2013 pro forma FGL shareholders’ equity	$1,293.9
New investors ownership in FGL	19.3%

Noncontrolling interest in FGL	$249.7

(d)	The adjustment to net income attributable to noncontrolling interest reflects the new investors’ portion of FGL’s net income for the year ended September 30, 2013 and is calculated as follows:

Total
Year ended September 30, 2013 net income from FGL(1)	$347.7
Pro-forma adjustments to net income from FGL:
Additional stock-based compensation	(3.7)

Pro-forma net income from FGL	344.0
New investors ownership in FGL	19.3%

Net income attributable to noncontrolling interest	$66.4

(1)	The historical financial results for HGI is inclusive of net income from FGL for the year ended September 30, 2013.

(e)	In connection with this offering, 171,294 restricted stock awards, 249,240 non-qualified stock options and 468,975 performance-based restricted stock units were granted to certain members of management. These awards will each vest over a three year period. The restricted stock and restricted stock unit awards were fair valued based on the grant price. The non-qualified stock option value was estimated using the Black-Scholes option pricing model using the following assumptions:

•	Strike price of $17.00.

•	Volatility and expected term assumptions were 25% and 4.5 years, respectively.

•	Dividend rate of 1.5%.

•	Risk-free rate of 1.4%.

Total estimated grant date fair value of the restricted stock awards, restricted stock units and non-qualified stock options is $2.9, $8.0 and $0.8, respectively, of which approximately $0.9, $2.6 and $0.2, respectively, will be expensed in year one (a total of $3.7.)

(f)	The proforma adjustments related to the FGL IPO will not have an impact on HGI’s current and deferred tax position due to HGI’s existing income tax loss carry forwards in the U.S., for which full valuation allowances have been provided.

(10) UNSECURED NOTES

HGI plans to issue $200.0 aggregate principal amount of senior unsecured notes due 2022. The assumed coupon rate on the Unsecured Notes for the purposes of this unaudited pro forma presentation is 8.0%. HGI intends to use the proceeds from the offering for working capital and general corporate purposes, including the financing of future acquisitions.

(a)	The $195.7 net adjustment to cash related to the Unsecured Notes is reflective of the following adjustments:

Total
Issuance of Unsecured Notes	$200.0
Deferred financing fees	(4.3)

Pro forma adjustment	$195.7

(b)	The deferred financing fees associated with the Unsecured Notes were $4.3. The pro forma adjustment related to the annual amortization of the deferred financing fees for the year ended September 30, 2013 was $0.4.

(c)	Represents the pro forma impact on debt for the Unsecured Notes of $200.0.

(d)	The expected increase in the interest expense related to the issuance of the Unsecured Notes for the year ended September 30, 2013 was calculated as follows:

Year Ended September 30, 2013
Estimated Expense on the Unsecured Notes	$16.0
Amortization of Original Issue Discount on the Unsecured Notes	—
Amortization of Debt Issuance Costs on the Unsecured Notes	0.4

Total pro forma interest expense	$16.4

(e)	The increase in pro forma interest expense for the Unsecured Notes will not have an impact on HGI’s current and deferred tax position due to HGI’s existing income tax loss carry forwards in the U.S., for which full valuation allowances have been provided.

(11) Earnings Per Share

The following table sets forth the computation of basic and diluted earnings per share:

Year ended September 30, 2013
Net income attributable to common and participating preferred stockholders	$72.0
Participating shares at end of period:
Common shares outstanding	138.9
Preferred shares (as-converted basis)	62.0

Total	200.9

Percentage of income allocated to:
Common shares	69.1%
Preferred shares	30.9%
Net income attributable to common shares—basic	$49.8

Dilutive adjustments to income attributable to common shares from assumed conversion of preferred shares, net of tax:
Income allocated to preferred shares in basic calculation	—
Reversal of preferred stock dividends and accretion	—
Reversal of income related to fair value of preferred stock conversion feature	—

Net adjustment	—

Net income attributable to common shares—diluted	$49.8

Weighted-average common shares outstanding—basic	139.9
Dilutive effect of preferred stock	—
Dilutive effect of unvested restricted stock and restricted stock units	2.5
Dilutive effect of stock options	0.6

Weighted-average shares outstanding—diluted	143.0

Net income per common share attributable to controlling interest:
Basic	$0.36
Diluted	$0.35